Long Blockchain Corp. Appoints new Chief Executive Officer, Approves Spin Off of Beverage Business

- Appoints Shamyl Malik as Chief Executive Officer -

- Formation of Board Subcommittee to Lead Spin-Off of Beverage Subsidiary -

Farmingdale, NY (February 20, 2018) – Long Blockchain Corp. (NasdaqCM: LBCC) (the “Company” or “LBCC”) today announced new developments to advance the Company’s transition toward the development and acquisition of Blockchain applications that can leverage the benefits of distributed ledger technologies (DLT/Blockchain).

Shamyl Malik Appointed CEO of Long Blockchain Corp.

The Board of Directors has appointed Shamyl Malik as Chief Executive Officer of the Company, effective immediately. Mr. Malik brings over a decade of financial technology experience to LBCC having held positions as Global Head of Trading at Voltaire Capital, Head of FX Electronic Trading at Morgan Stanley, and Head of Electronic Market Making for Emerging Markets and Precious Metals in the Capital Markets Division at Citibank. He currently serves on the Company’s Board of Directors, having been appointed on January 2, 2018, and as Chairman of the Company’s Blockchain Strategy Committee.

“Shamyl’s appointment to CEO is a valuable development in accelerating the Company’s business transition. He brings exceptional insights and experience in financial technology,” said Bill Hayde, Chairman of the Board of Directors.

Mr. Malik added, “We see an attractive opportunity to develop Blockchain solutions for the global financial markets, and are eager to implement our business strategy through internal applications development and complimentary merger targets that the Company is evaluating.”

Spin-Off of Beverage Business to Shareholders

The Board of Directors has also approved Management’s intentions to pursue a spin-off of the Company’s existing beverage subsidiary, Long Island Brand Beverages, LLC (“LIBB”). The Company aims to structure and complete the proposed spin-off during the second quarter of 2018, with the intention to maintain a public listing for the beverage business. In connection with the foregoing, the Board of Directors has formed a beverage subcommittee, comprised of Bill Hayde, John Carson, and Tom Cardella, with responsibilities for appointing the Board and Chief Executive Officer of the spun-off company and to oversee the beverage business until the spin-off is completed.

Philip Thomas, former Chief Executive Officer and Director of the Company who will be a member of the Board of Directors of LIBB once the spin-off is completed, commented, “It was always our intention to spin off our beverage business following our shift to Blockchain technology and we believe that it is currently the appropriate time to take such action. Shamyl has shown great initiative and leadership since joining the team, and his appointment as CEO and our planned spin-off will allow the Company to execute on a clear, focused Blockchain strategy.”

“It is anticipated that the spin-off will provide shareholders the opportunity to capitalize on both the Company’s new Blockchain business and the value to be created by LIBB’s ongoing growth. Stockholders will own the same percentage of LIBB as they currently own in the Company,” Mr. Thomas added.

Additional details regarding the appointment of Mr. Malik, the departure of Mr. Thomas, the spin-off and other related matters will be set forth in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Long Blockchain Corp.

Long Blockchain Corp. is focused on developing and investing in globally scalable blockchain technology solutions. It is dedicated to becoming a significant participant in the evolution of blockchain technology that creates long term value for its shareholders and the global community by investing in and developing businesses that are “on-chain”. Blockchain technology is fundamentally changing the way people and businesses transact, and the Company will strive to be at the forefront of this dynamic industry, actively pursuing opportunities. Its wholly-owned subsidiary Long Island Brand Beverages, LLC operates in the non-alcohol ready-to-drink segment of the beverage industry under its flagship brand ‘The Original Long Island Brand Iced Tea®’. For more information on the Company, please visit www.longblockchain.com.

Forward Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These also include statements relating to the structure of the proposed spin off, the possibility that the Company and any potential merger partner will be able to execute a definitive agreement for a proposed transaction when expected or at all; the structure, timing and completion of any proposed transaction between the Company and a proposed merger partner; and the anticipated benefits of the proposed spin off and any merger involving the Company and any proposed merger partner. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the Company’s history of losses and expectation of further losses, its ability to expand its operations into blockchain technologies, its ability to develop or acquire new brands, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described in the reports the Company files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption “Risk Factors.” When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Contacts:

For Investors

Philip Thomas

Shamyl Malik

Long Blockchain Corp.

1-855-452-LBCC

info@longblockchain.com